AGREEMENT is to be effective as of the 9th day of January-2007 by and between Equititrend Advisors, LLC, maintaining its principal offices at 11995 El Camino Real, Suite 301, San Diego, CA 92130 (hereinafter referred to as “Equiti•trend”), and Liberty Star Gold Corp., which maintains its principal offices at 2766 N. Country Club Road Tucson, AZ 85716, (hereinafter referred to as “Client”).

W I T N E S E T H:

WHEREAS, Equiti•trend is engaged in the business of providing and rendering public relations and communications services, and has knowledge, expertise and personnel to render the requisite services to Client; and

WHEREAS, Client is desirous of retaining Equiti•trend for the purpose of obtaining public relations and corporate communications services, so as to better, more fully and more effectively deal and communicate with its shareholders and the investment community.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

Engagement of Equiti•trend.   Client herewith engages Equiti•trend, and Equiti•trend agrees to render to Client public relations, communications, advisory and consulting services.

The consulting services to be provided by Equiti•trend shall include, but are not limited to, the development, implementation and maintenance of an ongoing program to increase the investment community’s awareness of Client’s activities and to stimulate the investment community’s interest in Client. Client acknowledges that Equiti•trend’s ability to relate information regarding Client’s activities is directly related to the information provided by Client to Equiti•trend. Equiti*trend has provided materials to the Client setting out its program and agrees to carry out the program in full, tailored to meet the needs of the Client.

Client acknowledges that Equiti•trend will devote such time as is reasonably necessary to perform the services for Client, having due regard for Equiti•trend’s commitments and obligations to other business for which it performs consulting services.

Term and Termination. This Agreement shall be for a period of twelve months, commencing on the effective date hereof. If the Client does not cancel the contract during the term, the contract will be extended on a month-to-month basis per the client’s request.

Notwithstanding the previous, either party may terminate the Agreement, without cause by providing the other with (15) days’ written notice. Either party may terminate this Agreement with cause immediately. “Cause” means a fundamental breach of this Agreement or breach of any applicable securities law, rule or policy. Any payment that has not yet accrued will not be required to be paid, but any payment that has accrued but is not yet paid must be paid.

Treatment of Confidential Information. Equiti*trend shall not disclose, without the consent of Client, any financial and business information concerning the business, affairs, plans and programs of Client which are delivered by Client to Equiti•trend in connection with Equiti•trend’s services hereunder, provided such information is plainly and prominently marked in writing by Client as being confidential (the “Confidential Information”). Equiti•trend will not be bound by the foregoing limitation in the event:

(I)	The Confidential Information is otherwise disseminated and becomes public information,

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or

(II)	Equiti•trend is required to disclose the Confidential Information pursuant to a subpoena or other judicial order.

Equiti*trend will not disclose to any party material information respecting the Client that has not been publicly disclosed, nor will Equiti*trend trade in shares of the Client while in possession of such knowledge.

Representation by Equiti•trend of Other Clients. Client acknowledges and consents to Equiti•trend rendering public relations, consulting and/or communications services to other clients of Equiti•trend engaged in the same or similar business as that of Client.

Indemnification by Client as to Information Provided to Equiti•trend.   Client acknowledges that Equiti•trend, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by Client’s officers, directors, agents and/or employees. Client agrees to indemnify, hold harmless and defend Equiti•trend, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by Client to Equiti•trend.

Indemnification by Equiti-Trend. Equiti-Trend agrees to indemnify, hold harmless and defend Client, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the actions, negligent or otherwise, of Equiti-Trend, its subsidiaries, agents, employees or affiliates in the performance of its obligations under the Agreement.

Independent Contractor. It is expressly agreed that Equiti•trend is acting as an independent contractor in performing its services hereunder. Client shall carry no workers compensation insurance or any health or accident insurance on Equiti•trend or consultant’s employees. Client shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits that might be customary in an employer-employee relationship.

All reports, documents, concepts, products and processes together with any marketing schemes, business or sales contracts, or any business opportunities prepared, produced, developed, or acquired, by or at the direction of Equiti*trend, directly or indirectly, in connection with or otherwise developed or first reduced to practice by Equiti*trend performing the services (collectively, the “Work Product”) will belong exclusively to the Client which will be entitled to all right, interest, profits or benefits in respect thereof. No copies, summaries or other reproductions of any Work Product will be made by Equiti*trend or any of its agents or employees without the express permission of the Client, provided that Equiti*trend is hereby given permission to maintain one copy of the Work Product for its own use.

Non-Assignment. This Agreement shall not be assigned by either party without the written consent of the other party.

Compensation. SEE SCHEDULE A1, which comprises all payments required from the Client under this Agreement. Equiti*trend will pay all its own expenses of carrying out its obligations under this Agreement. Equiti*trend warrants that it is an “accredited investor” as that term is defined under the US Securities Act of 1933 and will execute appropriate subscription agreements as provided by Client’s attorney prior to securities being issued.

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Notices. Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

Modification and Waiver. This Agreement may not be altered or modified except by writing signed by each of the respective parties hereof. No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

Entire Agreement. This writing constitutes the entire Agreement between the parties, and replaces and supersedes any previous agreement that may exist. This Agreement can only be modified by a written contract signed by both parties. In the event that any party brings suit to enforce any part of this Agreement, the prevailing party shall recover attorney fees and legal costs.

Governing Law/Venue. This Agreement shall be governed under the laws of the State of California and any claim arising here from shall be submitted to a court of competent jurisdiction located in San Diego County, California.

Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

Electronic Means. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first written above.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

EQUITITREND ADVISORS, LLC

By:	/s/ James J. Mahoney Date: January 10, 2007	By: /s/ Thomas N. Mahoney	Date: January 10, 2007
James J. Mahoney,		Thomas N. Mahoney,
Managing Director		Managing Director

Liberty Star Gold Corp.

By:	/s/ James Briscoe	Date: January 10, 2007	By: ____________________________ Date: __________
James Briscoe,
President

END

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SCHEDULE A-1

For the services to be rendered and performed by Equiti•trend during the term of this Agreement, Client shall, upon acceptance of this Agreement, Pay to Equititrend LLC:

One hundred fifty thousand (150,000) 144 shares of restricted LBTS stock due upon the execution of the Agreement;

fifty thousand (50,000) 144 shares of restricted LBTS stock will accrue and be due on the completion of first quarter;

fifty thousand (50,000) 144 shares of restricted LBTS stock will accrue and be due on completion of second quarter; and

fifty thousand (50,000) 144 shares of restricted LBTS stock will accrue and be due on completion of third quarter,

for (12) months of services.

EQUITITREND ADVISORS, LLC

By: ____________________________ Date: __________	By: ____________________________ Date: __________
James J. Mahoney,	Thomas N. Mahoney,
Managing Director	Managing Director

Liberty Star Gold Corp.

By:	_____________________________ Date: __________	By: ____________________________ Date: __________
James Briscoe,
President

END

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